Exhibit 99.2

B&G Foods, Inc. and Subsidiaries
Unaudited Pro Forma Combined Financial Statements

Effective February 25, 2007, pursuant to an agreement entered into on January 22, 2007, Heritage Acquisition Corp. and Cream of Wheat Canada Corp. (formerly known as 3208153 Nova Scotia Company), each an indirect wholly owned subsidiary of B&G Foods, completed the acquisition of certain assets, including the Cream of Wheat and Cream of Rice brands, from Kraft Foods Global, Inc., a subsidiary of Kraft Foods Inc., for approximately $200.9 million, including transaction costs.  We refer to this acquisition as the Cream of Wheat acquisition and to the Cream of Wheat and Cream of Rice businesses as the Cream of Wheat business.  In connection with the Cream of Wheat acquisition, we amended and restated our senior secured credit facility to provide for an additional $205.0 million of term loan borrowings.  The proceeds of the additional term loan borrowings were used to fund the Cream of Wheat acquisition and pay related transaction fees and expenses.

The unaudited pro forma combined balance sheet at December 30, 2006 combines our historical consolidated balance sheet at December 30, 2006 with the statement of net assets to be sold of the Cream of Wheat business at December 30, 2006, and gives effect to the Cream of Wheat acquisition and related financing as if such transactions occurred on December 30, 2006.  The unaudited pro forma combined statement of operations for the year ended December 30, 2006 combines our historical consolidated statement of operations for the year then ended with the statement of revenues in excess of expenses of the Cream of Wheat business for the year then ended, and gives effect to the Cream of Wheat acquisition and related financing as if such transactions occurred on January 1, 2006.

The Cream of Wheat acquisition has been accounted for by the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (SFAS 141).  The pro forma combined financial information sets forth the preliminary allocation of the purchase price for the Cream of Wheat acquisition based upon the estimated fair value of the assets acquired at the date of acquisition using available information.  The preliminary purchase price allocation May be adjusted as a result of the finalization of our purchase price allocation procedures.  Management does not expect such adjustments to be material.

The unaudited pro forma combined financial information set forth below reflects pro forma adjustments that are based upon available information and certain assumptions that we believe are reasonable.  The unaudited pro forma combined financial information does not purport to represent our results of operations or financial position that would have resulted had the Cream of Wheat acquisition and related financing transaction to which pro forma effect is given been consummated as of the dates indicated.  Additionally, the pro forma combined statements of operations should not be considered indicative of expected future results.  Furthermore, no effect has been given in the unaudited pro forma combined statements of operations for synergistic benefits that May be realized through the combination of B&G Foods and the Cream of Wheat business; the costs that will be incurred in integrating the operations of the Cream of Wheat business, including estimated additional capital expenditures of approximately $8.0 million in the aggregate expected to be incurred over the course of fiscal 2007 and fiscal 2008; or an estimated additional $3.5 million per annum in trade spending and consumer marketing expenses that we expect to incur to promote the business over and above the amount of trade spending and consumer marketing expenses spent in fiscal 2006 by Kraft Foods.

The unaudited pro forma combined financial statements and accompanying notes should be read in conjunction with the historical financial statements and the notes thereto for B&G Foods that are included in our Annual Report on Form 10-K/A for the Year Ended December 30, 2006 filed with the Securities and Exchange Commission on March 9, 2007, and the historical financial statements of the Cream of Wheat business that are filed as Exhibit 99.1 to our Current Report on Form 8-K/A filed on May 1, 2007.

B&G Foods, Inc. and Subsidiaries
Unaudited Pro Forma Combined Balance Sheet
December 30, 2006
(Dollars in thousands, except per share amounts)

	Historical
	B&G Foods(1)	Cream of Wheat(2)	Pro Forma Adjustments		Pro Forma Combined

Assets

Cash and cash equivalents	$29,626	$—	$122	(3)	$29,748
Trade accounts receivable, net	31,090	—	—		31,090
Inventories	78,269	2,151	(662	)(4)	79,758
Prepaid expenses	3,246	—	—		3,246
Income tax receivable	516	—	—		516
Deferred income taxes	2,574	—	—		2,574
Total current assets	145,321	2,151	(540)		146,932

Property, plant and equipment, net	40,269	5,748	(2,888	)(4)	43,129
Goodwill	198,076	—	55,638	)(4)	253,714
Trademarks	200,220	183,500	(156,500	)(4)	227,220
Customer relationship intangibles, net	14,369	—	113,900	(4)	128,269
Net deferred financing costs and other assets	17,950	—	3,991	(5)	21,941
Total assets	$616,205	$191,399	$13,601		$821,205

Liabilities and Stockholders’ Equity

Trade accounts payable	$21,520	$—	$—		$21,520
Accrued expenses	16,520	—	—		16,520
Dividends payable	4,240	—	—		4,240
Total current liabilities	42,280	—	—		42,280

Long-term debt	430,800	—	205,000	(6)	635,800
Other liabilities	4,972	—	—		4,972
Deferred income taxes	62,666	—	—		62,666
Total liabilities	540,718	—	205,000		745,718

Preferred stock, $0.01 par value per share. Authorized 1,000,000 shares; no shares issued and outstanding	—	—	—		—
Class A common stock, $0.01 par value per share. Authorized 100,000,000 shares; issued and outstanding 20,000,000 shares	200	—	—		200
Class B Common stock, $0.01 par value per share. Authorized 25,000,000 shares; issued and outstanding 7,556,443 shares	76	—	—		76
Additional paid-in-capital	119,152	—	—		119,152
Accumulated other comprehensive loss	(1,904)	—	—		(1,904)
Accumulated deficit	(42,037)	—	—		(42,037)
Total stockholders’ equity	75,487	—	—		75,487
Total liabilities and stockholders’ equity	$616,205	$—	$205,000		$821,205

See accompanying notes to unaudited pro forma combined financial statements.

B&G Foods, Inc. and Subsidiaries
Unaudited Pro Forma Combined Statement of Operations
December 30, 2006
(Dollars in thousands, except per share data)

	Historical
	B&G Foods(7)	Cream of Wheat(8)	Pro Forma Adjustments		Pro Forma Combined

Net sales	$411,306	$61,842	$—		$473,148
Cost of goods sold	297,053	23,691	(421	)(9)	320,323
Gross profit	114,253	38,151	421		152,825

Operating expenses:
Sales, marketing and distribution expenses	45,343	3,031	—		48,374
General and administrative expenses	7,688	176	—		7,864
Gain on sale of property, plant and equipment	(525)	—	—		(525)
Impairment of intangibles	—	13,262	(13,262	)(10)	—
Amortization expense—customer relationships	731	—	5,695	(4)	6,426
Operating Income	61,016	21,682	7,988		90,686

Other expenses:
Interest expense, net	43,481	—	15,405	(11)	58,886
Income before income tax expense	17,535	21,682	(7,417)		31,800
Income tax expense	5,962	—	5,406	(12)	11,368
Net income	$11,573	$21,682	$(12,823)		$20,432

Earnings per share calculations(13):
Net income per common share:
Basic and diluted distributed earnings:
Class A common stock	$0.85	N/A	N/A		$0.85
Basic and diluted earnings (loss) per share:
Class A common stock	$0.65	N/A	N/A		$0.98
Class B common stock	$(0.20)	N/A	N/A		$0.13

See accompanying notes to unaudited pro forma combined financial statements.

B&G Foods, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Combined Financial Statements
(Dollars in thousands, except per share data)

Notes to Unaudited Pro Forma Combined Balance Sheet

(1)                                  Represents our historical consolidated balance sheet as of December 30, 2006.
(2)                                  Represents the historical statement of net assets to be sold of the Cream of Wheat business as of December 30, 2006.
(3)                                  Net change in cash is as follows:
Increase in term loan borrowings	$205,000
Total additions	205,000

Cash purchase price less post closing inventory adjustment	199,578
Transaction costs	1,309
Financing charges	3,991
Total reductions	204,878

Net cash proceeds from the acquisition and related financing transaction	$122

(4)                                  The assumed total purchase price for the Cream of Wheat business consists of a $200,000 cash payment, the pending receipt of $422 related to a post-closing inventory adjustment and estimated direct transaction costs of $1,309.  The following table sets forth the preliminary allocation of the Cream of Wheat purchase price to the estimated fair value of the net assets acquired at the date of acquisition based upon currently available information.  Inventory has been recorded at estimated selling price less costs of disposal and a reasonable profit.  Equipment has been recorded at estimated fair value as determined by a third-party valuation.  We have also obtained a third-party valuation of the intangible assets acquired (including trademarks and customer relationship intangibles).  The preliminary purchase price allocation May be adjusted as a result of the finalization of our purchase price allocation procedures.  Management does not expect such adjustments to be material.  We anticipate completing the purchase price allocation in the second quarter of fiscal 2007.
Inventory	$1,489
Equipment	2,860
Goodwill	55,638
Trademarks—indefinite-life intangible assets	27,000
Customer relationships—amortizable intangible assets	113,900
Total preliminary purchase price, including transaction costs	$200,887

The excess of the purchase price over the fair value of identifiable net assets acquired represents goodwill.  Equipment is depreciated over the estimated remaining useful life of the equipment of 10 years.  Trademarks are deemed to have an indefinite useful life and are not amortized.  Customer relationship intangibles acquired in the Cream of Wheat acquisition are amortized over their estimated useful lives of 20 years.

(5)                                  Reflects deferred financing charges incurred in connection with the additional $205,000 of term loan borrowings incurred under our senior secured credit facility, which will be amortized over six years.

(6)                                  In connection with the Cream of Wheat acquisition, we amended and restated our senior secured credit facility to provide for an increase of $205,000 of term loan borrowings.  The proceeds of the additional term loan borrowings were used to fund the Cream of Wheat acquisition, pay related transaction costs and financing charges.

Notes to Unaudited Pro Forma Combined Statement of Operations

(7)                                  Represents our consolidated results of operations for the fiscal year ended December 30, 2006.
(8)                                  Represents the historical statement of revenues in excess of expenses for the Cream of Wheat business for the fiscal year ended December 30, 2006.  Cost of goods sold includes costs of products sold and research & development from the statement of revenues in excess of expenses.  Sales, marketing and distribution expenses include advertising & promotions, marketing expense and selling expense from the statement of revenues in excess of expenses.
(9)                                  Adjustment to historical depreciation expense for the Cream of Wheat business relating to the fair value adjustment for equipment.
Historical depreciation expense	$(707)
Pro forma depreciation expense	286
Adjustment to depreciation expense	$(421)

(10)                            Adjustment to eliminate a non-recurring impairment charge recorded by Kraft Foods in its pre-acquisition financial statements relating to the Cream of Wheat trademarks.  We have recorded trademarks acquired at their estimated fair value based upon a third party valuation.
(11)                            Adjustment to our historical interest expense to reflect our incurrence of an additional $205,000 of term loan borrowings and net amortization of deferred debt issuance costs relating to such additional borrowings:
Interest expense relating to additional $205,000 of term loan borrowings ($130,000 at 7.0925%; $75,000 at 7.36%)	$14,740
Net additional amortization of deferred debt issuance costs in connection with additional $205,000 of term loan borrowings	665
Adjustment to interest expense	$15,405

Interest under the term loan facility is determined based on alternative rates as stipulated in the credit facility, including the base lending rate per annum plus an applicable margin of 1.00%, or LIBOR plus an applicable margin of 2.00%.  Concurrent with the Cream of Wheat acquisition, we entered into a six year interest rate swap agreement in order to effectively fix at 7.0925% the interest rate payable for $130,000 of the additional $205,000 of term loan borrowings incurred to finance the Cream of Wheat acquisition.  The interest rate for the remaining $75,000 of the additional term loan borrowings is variable based.  We assumed an interest rate of 7.36% for this portion of the additional term loan borrowings (based upon a three-month LIBOR rate contract expiring May 25, 2007).  The swap is designated as a cash flow hedge under the guidelines of Financial Accounting Standards Board (FASB) Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended (SFAS No. 133).  The swap is in place through the life of the term loan, ending on February 26, 2013.

A 100 basis point increase in interest rates, applied to the $75,000 of variable rate borrowings incurred in connection with the Cream of Wheat acquisition, would result in an annual increase in interest expense of $750.

(12)                            Adjustment to income tax expense to reflect income tax expense on the results of operations of the Cream of Wheat business using a blended statutory income tax rate of 37.9% (federal and state) for fiscal 2006.  Income tax expense was not allocated to the Cream of Wheat business in the pre-acquisition statement of revenues in excess of expenses.
(13)                            Pro forma net income is allocated between our two classes of common stock based upon the two-class method.  Under the two class method, earnings per share is presented as follows:
	B&G Foods	Pro Forma Combined

Net income	$11,573	$20,432
Less: Class A common stock dividends declared	16,960	16,960
Undistributed (loss) earnings available to Class A and Class B common stockholders	$(5,387)	$3,472

Weighted average common shares outstanding:
Basic and diluted Class A common shares outstanding	20,000,000	20,000,000
Basic and diluted Class B common shares outstanding	7,556,443	7,556,443

Basic and diluted allocation of undistributed (loss) earnings:
Class A common stock	$(3,910)	$2,520
Class B common stock	(1,477)	952
Total	$(5,387)	$3,472

Undistributed (loss) earnings per share:
Class A common stock	$(0.20)	$0.13
Class B common stock	$(0.20)	$0.13

Distributed earnings per share:
Class A common stock	$0.85	$0.85

Basic and diluted earnings (loss) per share:
Class A common stock	$0.65	$0.98
Class B common stock	$(0.20)	$0.13

We have not made any pro forma adjustment to the earnings per share presentation to take into account dividends on our Class B common stock that might have been declared in fiscal 2007 for the fiscal 2006 Class B dividend payment period had the Cream of Wheat acquisition occurred on January 1, 2006.  Under our certificate of incorporation, for each annual Class B common stock dividend payment period after the dividend payment period ending on December 30, 2006 and through the dividend payment period ending on January 2, 2010, if we declare and pay dividends on our Class A common stock, the holders of our Class B common stock have the right (subject to certain subordination provisions set forth in our certificate of incorporation) to dividend payments equal to the lesser of (A) Class B Available Cash (as defined in our certificate of incorporation) and (B) 1.1 times the amount of dividends paid per share to the holders of our Class A common stock.  Based upon the foregoing, had the Cream of Wheat acquisition occurred on January 1, 2006 (and assuming that we declared dividends on our Class A common stock as contemplated by our dividend policy) we would have been required to declare in fiscal 2007 up to $7,049 in dividends on our Class B common stock in respect of the fiscal 2006 dividend payment period for our Class B common stock.